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Exhibit 99.1


                        ACE MARKETING & PROMOTIONS, INC.
                               457 ROCKAWAY AVENUE
                             VALLEY STREAM, NY 11581
                                 (516) 256-7766


ACE REPORTS  COMPLETION OF PRIVATE PLACEMENT

VALLEY STREAM, NY - (Business Wire) - November 2, 2006

  Ace Marketing & Promotions, Inc. (OTC BB: AMKT) announced today that it completed a Private Placement Offering through Brookshire Securities Corporation and raised gross proceeds of $1,665,250 from the sale of 951,575 shares of Common Stock at a purchase price of $1.75 per share and Class C Warrants to purchase 475,787 shares exercisable at $1.75 per share through the expiration date of June 30 , 2009. Additional details of the Private Placement offering are contained in our Form 8-K/A filing that was made today with the SEC. A copy of Ace's Form 8-K/A can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings. The proceeds of the Offering will be used for general working capital and to fuel our growth both organically and through acquisitions, although no assurances can be given in this regard.


INTRODUCING ACE

Ace is a full service advertising specialties and promotional products company that distributes items typically with logos to large corporations, schools and universities, financial institutions and not-for-profit organizations. Specific categories of promotional products include advertising specialties, business gifts, incentives and awards, and premiums.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995.


Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

________________________
CONTACT:
  Ace - Valley Stream, NY.
  Michael Trepeta, President - 516-256-7766